DATED         31st March 2001
                         -----------------------------



                               (1) GW 313 LIMITED



                                (2) VIZACOM INC.
         (for itself and as trustee of Software Publishing Corporation)












                                    GUARANTEE
                                    ---------
            IN RESPECT OF CERTAIN OBLIGATIONS OF THE SERIF COMPANIES












                                 Edwards Geldard
                                 44 The Ropewalk
                                   Nottingham
                                     NG1 5EL

                               Tel: 0115 840 4499
                               Fax: 0115 840 4500
                                    DX: 10010
                                  Ref: MJR/LD

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THIS GUARANTEE is made on                                        31st March 2001

BETWEEN:-

(1) GW 313 LIMITED registered in England and Wales number 4180821 whose registered office is at Windsor House, 3 Temple Row, Birmingham B2 5JR ("the Guarantor"); and

(2) VIZACOM INC. a corporation incorporated in the State of Delaware whose principal place of business is situated at 3512 Veterans' Memorial Highway, Bohemia, New York, 11716, United States of America ("Vizacom") for itself and as trustee of Software Publishing Corporation (together "the Beneficiaries").

1.   Interpretation
     --------------

     1.1 On even date Vizacom has entered into a share sale agreement with the Guarantor ("the Sale Agreement") providing for the sale to the Guarantor of the entire issued share capital of Serif Europe Limited

     1.2 Pursuant to the provisions of the Sale Agreement there have been executed by Serif Europe Limited, Serif Inc. and Serif Gmbh and/or Dialog 24 Limited (together "the Companies") the Promissory Note, the Software Licence Agreement and the BAA Agreement (each as defined in the Sale Agreement)

     1.3 The Guarantor has agreed to guarantee to the Beneficiaries on the terms set out below the full and prompt performance by the Companies of the Promissory Note, the Software Licence Agreement and the BAA Agreement (together "the Guaranteed Documents").

2.   Guarantee
     ---------

     2.1 In consideration of Vizacom entering into the Sale Agreement and of Software Publishing Corporation entering into the Software Licence Agreement, the Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiaries as primary obligor the full, prompt and complete payment and discharge by the Companies to the Beneficiaries of all monies obligations and other liabilities whether of principal interest or otherwise which are or may now or at any time in the future be due owing or incurred by the Companies or any of them to the Beneficiaries or any of them under or in respect of the Guaranteed Documents and whether actual or contingent and the Guarantor undertakes with the Beneficiaries that if any of the Companies shall at any time default in the payment of any such sum due for payment by it to the Beneficiaries or any of them, the Guarantor will forthwith on demand by that Beneficiary pay such sum to the Beneficiary

     2.2 The guarantee contained in clause 2.1 is a continuing guarantee and shall remain in force until all the obligations of the Guarantor to the Beneficiaries under the terms of the Guaranteed Documents have been fully performed

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

     2.3 The obligations of the Guarantor under clause 2.1 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from its obligations or affect such obligations, including without limitation and whether or not known to the Guarantor:-

          2.3.1 any time, indulgence, waiver or consent at any time given by the Beneficiaries or any of them to any of the Companies or any other person;

          2.3.2 any compromise or release of or abstention from perfecting or enforcing any right or remedies against any of the Companies or any other person by the Beneficiaries or any of them;

          2.3.3 any legal limitation, disability, incapacity or other circumstances relating to any of the Companies or any other person or any amendment to or variation of the terms of the Sale Agreement or any other document referred to in the Sale Agreement;

          2.3.4 any irregularity, unenforceability or invalidity of any obligations of the Companies or any of them, or the dissolution, amalgamation, reconstruction or insolvency of any of the Companies

          2.4 The guarantee contained in clause 2.1 may be enforced by the Beneficiaries without the Beneficiaries first taking any steps or proceedings against any of the Companies.

3.   Applicable Law
     --------------

     This Guarantee shall be governed by and construed in accordance with the laws of England and the parties agree to submit to the non-exclusive jurisdiction of the English courts.

EXECUTED as a Deed by                   )
GW 313 LIMITED                          )
acting by:-                             )

                                        Director:   /s/ James Bryce
                                        Director/Secretary:  /s/ David Southgate





EXECUTED as a deed by                   )       /s/ Vincent DiSpigno
VIZACOM INC. in accordance with         )
its constitution and the laws of the    )       /s/ Neil M. Kaufman
State of Delaware                       )



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